As filed with the United States Securities and Exchange Commission on September 28, 2020
Registration No. 333-248722

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________
PFSweb, Inc.
(Exact name of registrant as specified in its charter)

Delaware	75-2837058
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
505 Millennium Drive
Allen, Texas 75013
(972) 881-2900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_____________________________

Melanie Klint
Vice President, General Counsel and Secretary
PFSweb, Inc.
505 Millennium Drive
Allen, Texas 75013
(972) 881-2900
Name, address, including zip code, and telephone number, including area code, of agent for service)
_____________________________

With a copy to:
Soren Lindstrom
FisherBroyles, LLP
Highland Park Place
4514 Cole Avenue, Suite 600
Dallas, Texas 75205
____________________________
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. 
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. 
If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. 
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” or an emerging growth company in Rule 12b-2 of the Exchange Act. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
		Emerging growth company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, $0.001 par value per share (4)
Purchase Rights (5)
Preferred Stock, $1.00 par value per share
Debt Securities (6)
Warrants
Units (7)
Total			$100,000,000	$12,980.00 (8)

(1)    There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common stock, preferred stock and/or debt securities, and such indeterminate number of units as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $100,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount at maturity as shall result in an aggregate offering price not to exceed $100,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. The proposed maximum offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. Separate consideration may or may not be received for securities that are issuable on exercise, conversion, or exchange of other securities or that are issued in units. The securities registered hereunder also includes such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)    The proposed maximum per unit and aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(3)    The registration fee for the unallocated securities registered hereby has been estimated solely for the purpose of computing the registration fee calculated pursuant to Rule 457(o) under the Securities Act and paid with the initial filing of this Registration Statement.
(4)    Includes associated rights to purchase shares of the registrant’s Series A Preferred Stock, par value $1.00 per share (“Purchase Rights”), that are attached to all shares of our common stock, in accordance with the Rights Agreement, dated as of June 8, 2000, as amended, by and between the registrant and Computershare Inc., as rights agent, successor in interest to Computershare Shareowner Services LLC (formerly known as Mellon Investor Services LLC), as successor to ChaseMellon Shareholder Services, L.L.C. (the “Rights Agreement”). The Purchase Rights are not exercisable until the occurrence of certain events specified in the Rights Agreement, are evidenced by the stock certificates representing common stock and are transferrable only with the common stock. The value attributable to the Purchase Rights, if any, is reflected in the value of the common stock.

(5)    See footnote (4) above.

(6)    The debt securities may consist of one or more series of senior debt securities or subordinated debt securities as described in the applicable prospectus supplement.
(7)    Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more securities, which may or may not be separable from one another.
(8)    Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, Dated September 28, 2020
PROSPECTUS
$100,000,000
COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
WARRANTS
UNITS
____________________________

We may from time to time may offer, issue and sell shares of our common stock, $0.001 par value per share, preferred stock, debt securities, warrants and units consisting of any combination thereof. The total dollar amount of the securities which may be sold under this prospectus will not exceed $100,000,000. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants.
This prospectus provides a general description of the securities we may offer and sell from time to time. Each time we sell securities pursuant to this prospectus, we will provide the specific terms of such securities in supplements to this prospectus. This prospectus may be used to offer and sell securities only if it is accompanied by a prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities.
We may sell securities directly to investors, through agents, or to or through underwriters or dealers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus. The net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.
Our common stock is listed on the NASDAQ Capital Market under the symbol “PFSW.” The last reported sale price of our common stock on September 25, 2020, was $6.35 per share. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange. Our principal executive offices are located at 505 Millennium Drive, Allen, TX 75013, and our telephone number is (972) 881-2900.
____________________________
Investing in any of our securities involves a high degree of risk. You should carefully consider the risks and uncertainties referenced under the heading “Risk Factors” on page 6 of this prospectus, as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus or the applicable prospectus supplement, before investing in any of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
____________________________
The date of this prospectus is , 20
2

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. An offer to sell these securities will not be made in any jurisdiction where the offer and sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we have previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock or preferred stock, debt securities and/or warrants to purchase any of such securities, either individually or in units, in one or more offerings, up to an aggregate amount of $100,000,000.
The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the SEC website, as described under the heading “Where You Can Find More Information.”
We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement; provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” and “Information We Incorporate by Reference.”
THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
We have not authorized any dealer, salesman or other person to give any information or to make any representations other than those contained or incorporated by reference in this prospectus and the applicable prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the applicable prospectus supplement. This prospectus and the applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the applicable prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the applicable prospectus supplement is accurate on any date subsequent to the date set forth on the front cover of this document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any applicable prospectus supplement is delivered or securities sold on a later date.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

In this prospectus, we refer to common stock, preferred stock, debt securities, warrants and units collectively as “securities.” Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our,” the “Company,” and similar references refer to PFSweb, Inc., a Delaware corporation, and its wholly-owned subsidiaries; except that in the description of the securities we may use these terms to refer solely to PFSweb, Inc. and not to any of our subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements that involve expectations, plans or intentions (such as those relating to future business, future results of operations or financial condition, new or planned features or services, or management strategies). You can identify these forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “potential,” “project,” “predict,” “future,” “target,” “seek,” “continue” and other similar expressions. These forward-looking statements involve risks and uncertainties, and may include assumptions as to how we may perform in the future, including the impact of the COVID-19 pandemic on our business, results of operations and global economic conditions. Although we believe the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee these expectations will actually be achieved. In addition, some forward-looking statements are based upon assumptions about future events that may not prove to be accurate. Therefore, our actual results may differ materially from those expressed or implied in our forward-looking statements. Such risks and uncertainties include, among others, those discussed in “Part I, Item 1A: Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as supplemented by our Form 10-K/A filed on April 29, 2020 (the “Annual Report”), as well as in our consolidated financial statements, related notes, and the other information appearing elsewhere in the Annual Report and our other filings with the Securities and Exchange Commission, including any quarterly reports on Form 10-Q. There may be additional risks we do not currently view as material or that are not presently known or that are beyond our ability to control or predict. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.
Many of the risks and uncertainties we face are beyond our ability to control or predict. You should not unduly rely on any of our forward-looking statements. These statements are made as of the date of this prospectus. Except as may otherwise be required by law, we are not obligated to publicly release any revisions to these forward-looking statements to reflect future events or developments. All subsequent written and oral forward-looking statements attributable to us and persons acting on our behalf are qualified in their entirety by the cautionary statements contained in this section and elsewhere in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational reporting requirements of the Securities Exchange Act of 1934. We file annual, current and quarterly reports, proxy statements and other information with the SEC. Our SEC filings, including our registration statement, are available to the public through the SEC’s website at www.sec.gov. We have included this prospectus in our registration statement on Form S-3 that we filed with the SEC. The registration statement provides additional information that we are not required to include in this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement. For further information, you should refer to the registration statement and its exhibits.
We make available, free of charge, on our website at www.pfsweb.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus of the information contained at that site, other than documents we file with the SEC that are incorporated by reference into this prospectus.
INFORMATION WE INCORPORATE BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. These incorporated documents contain important business and financial information about us that is not included in or delivered with this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of this prospectus and before the termination of the offering.
•our annual report on Form 10-K for the year ended December 31, 2019, including our Form 10-K/A thereto filed on April 29, 2020;
•our quarterly reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020;
•our current report on Form 8-K filed on July 2, 2020; and
•the description of our common stock set forth in Exhibit 4.2 to our annual report on Form 10-K for the year ended December 31, 2019.

We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K unless, and except to the extent, specified in such current reports. Upon written or oral request, at no cost we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Inquiries should be directed to:
PFSweb, Inc.
505 Millennium Drive
Allen, Texas 75013
(972) 881-2900
Attn: Chief Financial Officer

THE COMPANY
We are a global commerce services company that manages the entire customer shopping experience for major branded manufacturers and retailers through two business segments, LiveArea Professional Services ("LiveArea") and PFS Operations. LiveArea provides a comprehensive set of digital agency services to support, develop and improve business-to-business, business-to-consumer and business-to-business-to-consumer digital shopping experiences. Service areas include eCommerce strategy and consulting, omni-channel experience design, digital marketing, data strategy and technology services including development and system integration. The PFS Operations segment provides services to support or improve the physical, post-click experience, such as logistics and fulfillment, customer care and order to cash services including distributed order orchestration and payment services. We offer our services on an à la carte basis or as a complete end-to-end solution. Major brands and other companies turn to us to optimize their customer experiences and enhance their traditional and online business channels, creating commerce without compromise.
We are incorporated in Delaware and our headquarters are located at 505 Millennium Drive, Allen, Texas 75013. Our telephone number is (972) 881-2900. Our website is www.pfsweb.com. The information accessible through our website is not part of this prospectus, other than the documents that we file with the SEC that are incorporated by reference into this prospectus.
RISK FACTORS
Investing in our securities involves risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in our most recent annual report on Form 10-K, as amended, and in our subsequent quarterly reports on Form 10-Q, which are incorporated herein by reference and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these risks occurs, our business, results of operations and financial condition could suffer. In that case, the trading price of our securities could decline, and you could lose all or a part of your investment.

THE SECURITIES WE MAY OFFER
We may offer shares of our common stock or preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in units, in one or more offerings, with a total value of up to $100,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities. The prospectus supplement may also add or update information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.
DILUTION
We may set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing equity securities in an offering under this prospectus:
•the net tangible book value per share of our equity securities before and after the offering;
•the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and
•the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.
USE OF PROCEEDS
Unless we inform you otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes, including, but not limited to, working capital, payment obligations and capital expenditures, as well as acquisitions of businesses and properties. Pending any specific application, we may initially invest funds in debt instruments of the U.S. government and its agencies, corporate debt securities, floating-rate notes and investment grade commercial paper.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of the material terms of our capital stock, as well as other material terms of our Amended and Restated Certificate of Incorporation, as amended (our “certificate of incorporation”), and Amended and Restated Bylaws, as amended (our “bylaws”) and certain provisions of the Delaware General Corporation Law (the “DGCL”). This summary does not purport to be complete and is qualified in its entirety by the provisions of our certificate of incorporation and bylaws, as amended. For more information on how you can obtain our certificate of incorporation and bylaws, see the heading “Where You Can Find More Information.”

Authorized Shares

Our capital stock consists of 36,000,000 authorized shares, of which 35,000,000 shares, par value $0.001 per share, are designated as common stock and 1,000,000 shares, par value $1.00 per share, are designated as preferred stock. As of September 25, 2020, 20,281,638 and 20,248,171 shares of our common stock were issued and outstanding, respectively, and 33,467 shares were held in treasury and no shares of our preferred stock were issued and outstanding.

Common Stock

Voting Rights. Except as otherwise required by applicable law or our certificate of incorporation, the holders of our common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders generally. The holders of our common stock do not have cumulative voting rights.

Dividend Rights. Subject to applicable law and the rights of holders of any outstanding series of preferred stock, all shares of our common stock are entitled to share equally in any dividends our board of directors may declare from legally available sources

Rights. Each holder of our common stock outstanding as of July 6, 2000 and thereafter has received, and future holders will receive (as long as the current Rights Agreement (as defined below) is in effect), a dividend distribution consisting of one Series A Preferred Stock, par value $1.00 per share, purchase right (“Right”) entitling such holder to purchase from us one one-thousandth of a share of preferred stock at an exercise price of $65, subject to adjustment. The Rights are not currently exercisable, but would become exercisable if certain events occurred relating to a person or group acquiring or attempting to acquire 20 percent or more of our outstanding shares of common stock pursuant to the terms and conditions of a Rights Agreement, dated as of June 8, 2000, as amended between us and Computershare Inc., as rights agent, successor in interest to Computershare Shareowner Services LLC (formerly known as Mellon Investor Services LLC), as successor to ChaseMellon Shareholder Services, L.L.C. (the “Rights Agreement”). The Rights Agreement expires 30 days after our 2021 annual meeting of stockholders unless continuation of the Rights Agreement is approved by our stockholders at the 2021 annual meeting.

Liquidation Rights. Upon our liquidation, dissolution or winding up, whether voluntary or involuntary, after payment or provision of any of our debts and other liabilities, and subject to the rights of any holders of any outstanding series of preferred stock, all shares of our common stock are entitled to share equally in the assets available for distribution to stockholders.

Other Matters. Holders of our common stock have no preemptive or conversion rights nor any redemption provisions.

Preferred Stock

Pursuant to our certificate of incorporation, our board of directors is authorized to provide, out of the authorized but unissued shares of preferred stock, for the issuance from time to time of shares of preferred stock in one or more series and, by filing a certificate of designation with the Secretary of State of the State of Delaware in accordance with the DGCL, to establish the number of shares to be included in each such series and the powers (including voting powers, if any), designations, preferences and relative, participating, optional or other special rights (if any), and any qualifications, limitations or restrictions thereof, of each series as our board of directors from time to time may adopt by resolution. Each series of preferred stock will consist of an authorized number of shares as will be stated and expressed in the certificate of designations providing for the creation of the series.

Composition of Board of Directors; Election and Removal of Directors

In accordance with our certificate of incorporation and our bylaws, the number of directors comprising our board of directors is determined from time to time exclusively by our board of directors; provided that the number of directors shall not be less than the minimum number authorized by the DGCL.

Currently, the total number of directors constituting the board of directors is eight. Each director is to hold office for a one-year term and until the annual meeting of stockholders until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Any vacancy on our board of directors will be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by an affirmative vote, at any annual meeting or special meeting stockholders called for the purpose of filling such directorship, of the holders of a majority of the outstanding share of each class of capital stock then entitled to vote in person or by proxy at an election of such directors.

Certain Anti-Takeover Provisions

Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Among other things, our certificate of incorporation and bylaws:

•provide that special meetings of our stockholders may be called only by the chairman of the board or the majority of our board of directors;

•provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder’s notice;

•require the approval of the holders of at least seventy-five (75%) of the outstanding shares of each class of our capital stock then entitled to vote thereon to (i) amend, alter or repeal any one or more articles of our certificate of incorporation or (ii) take action by written consent of stockholders without a meeting; and

•provide that the board of directors, upon a majority vote, may make, adopt, alter, amend or repeal our bylaws, subject to the right of stockholders entitled to vote thereon to adopt, alter, amend or repeal such bylaws or make new bylaws solely upon the affirmative vote of holders at least seventy-five (75%) of the outstanding shares of each class of our capital stock then entitled to vote thereon.

Delaware Takeover Statute

Our certificate of incorporation provides that we are subject to Section 203 of the DGCL Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless: prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of voting stock outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or on or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•any merger or consolidation involving the corporation and the interested stockholder;

•any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

•the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination and any entity or person affiliated with or controlling or controlled by the entity or person.

Limitations on Directors’ Liability

Our certificate of incorporation and bylaws contain provisions indemnifying our directors and officers to the fullest extent permitted by the DGCL. In addition, as permitted by the DGCL, our certificate of incorporation provides that no director will be liable to us or our stockholders for monetary damages for breach of the director’s fiduciary duty as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of the director’s fiduciary duty as a director, except that a director will be personally liable for:

•any breach of his or her duty of loyalty to us or our stockholders;

•acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law;

•the payment of dividends or the redemption or purchase of stock in violation of Delaware law; or

•any transaction from which the director derived an improper personal benefit.

We currently carry and intend to continue to carry liability insurance for our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and persons controlling us, we have been informed that it is the SEC’s opinion that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent and Registrar

We have appointed Computershare Shareowner Services LLC as the transfer agent and registrar for our common stock.

Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “PFSW.”
DESCRIPTION OF DEBT SECURITIES
We may issue, from time to time, senior or subordinated debt securities, in one or more series. These debt securities may be issued independently or together with any other security offered hereby. The debt securities we offer will be issued under an indenture between us and the trustee named in the indenture. These debt securities that we may issue include senior debt securities, subordinated debt securities, senior convertible debt securities and subordinated convertible debt securities.
We will file a prospectus supplement that will describe the specific terms of any debt securities we issue. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the debt securities. You should also read the indenture under which the debt securities are to be issued.
The following is a summary of the material provisions of the indenture filed as an exhibit to the registration statement of which this prospectus is a part. For each series of debt securities, the applicable prospectus supplement for the series may change and supplement the summary below. All capitalized terms have the meanings specified in the indenture.
General Terms of the Indenture
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in such resolutions, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement or term sheet.
The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and they may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us. For each series of debt securities, any restrictive covenants for those debt securities will be described in the applicable prospectus supplement for those debt securities.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for United States federal income tax purposes, be treated as if they were issued with “original issue discount,” or OID, because of interest payment and other characteristics. Special United States federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.
You should refer to the prospectus supplement relating to a particular series of debt securities for a description of the following terms of the debt securities offered by that prospectus supplement and by this prospectus:
•the title and authorized denominations of those debt securities;
•the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;
•any limit on the aggregate principal amount of that series of debt securities;
•the date or dates on which principal and premium, if any, of the debt securities of that series is payable;
•the dates from which interest, if any, on the debt securities of that series will accrue, and the dates when interest is payable and the maturity;
•the right, if any, to extend the interest payment periods and the duration of the extensions;
•if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;
•the place or places where and the manner in which principal of, premium, if any, and interest, if any, on the debt securities of that series will be payable and the place or places where those debt securities may be presented for transfer and, if applicable, conversion;
•the period or periods within which, the price or prices at which, the currency or currencies in which, and other terms and conditions upon which those debt securities may be redeemed;
•our obligation or right, if any, to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those securities, and the terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

•the terms, if any, on which the debt securities of that series will be subordinate in right and priority of payment to our other debt;
•the denominations in which those debt securities will be issuable;
•if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;
•whether those debt securities will be issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;
•whether any securities of that series are to be issued in whole or in part the form of one or more global securities and the depositary for those global securities;
•if other than United States dollars, the currency or currencies in which payment of principal of or any premium or interest on those debt securities will be payable;
•if the principal of or any premium or interest on the debt securities of that series is to be payable, or is to be payable at our election or the election of a holder of those securities, in securities or other property, the type and amount of those securities or other property, or the manner of determining that amount, and the period or periods within which, and the terms and conditions upon which, any such election may be made;
•the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;
•conversion provisions, if applicable, including conversion prices or rates and adjustments thereto;
•whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;
•the nature and terms of any security for any secured debt securities;
•the terms applicable to any debt securities issued at a discount from their stated principal amount; and
•any other specific terms of any debt securities.
The applicable prospectus supplement will present material United States federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

Conversion Rights
Debt securities may be convertible into shares of our equity securities or other securities. The terms and conditions of conversion will be stated in the applicable prospectus supplement. The terms will include, among others, the following:
•the conversion price;
•the conversion period;
•provisions regarding our right or obligation or the right or obligation of any holder to convert the debt securities;
•events requiring adjustment to the conversion price; and
•provisions affecting conversion in the event of our redemption of the debt securities.
Consolidation, Merger or Sale
We cannot consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any person, unless the successor corporation or person to which our assets are transferred or leased is organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations under the debt securities and the indenture. In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under the indenture, and no event that, after notice or lapse of time or both, would become an event of default under the indenture, has occurred and is continuing. When the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we will be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.
This covenant would not apply to any recapitalization transaction, a change of control affecting us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.
Events of Default
The indenture provides that the following will be “events of default” with respect to any series of debt securities:
•failure to pay interest for 30 days after the date payment is due and payable;
•failure to pay principal or premium, if any, on any debt securities when due, either at maturity, upon any redemption, by declaration or otherwise and, in the case of technical or administrative difficulties, only if such default persists for a period of more than three business days;
•failure to make sinking fund payments when due and continuance of such default for a period of 30 days;
•failure to perform other covenants for 60 days after notice that performance was required;
•events in bankruptcy, insolvency, or reorganization relating to us; or
•any other event of default provided in the applicable officer’s certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.
An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. For each series of debt securities, any modifications to the above events of default will be described in the applicable prospectus supplement for those debt securities.
The indenture provides that if an event of default specified in the first, second, third, fourth or sixth bullets above occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) to be due and payable immediately. If an event of default specified in the fifth bullet above occurs and is continuing, then the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) will be due and payable immediately, without any declaration or other act on the part of the trustee or any holder. In certain cases, holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of holders of all those debt securities, rescind and annul a declaration of acceleration.
The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:
•the holder has previously given to the trustee written notice of default and continuance of such default;
•the holder of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;
•the requesting holders have offered the trustee indemnity for the reasonable expenses and liabilities that may be incurred by bringing the action;

•the trustee has not instituted the action within 60 days of the request and offer of indemnity; and
•the trustee has not received inconsistent direction by the holder of a majority in principal amount of the outstanding debt securities of the affected series.
We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.
Discharge, Defeasance and Covenant Defeasance
We can discharge or decrease our obligations under the indenture as stated below.
We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and any premium and interest on, the debt securities and any mandatory sinking fund payments.
Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:
•we irrevocably deposit with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal (including any mandatory sinking fund payments) of, and any premium and interest on, all outstanding debt securities of the series; and
•we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, and any premium and interest payments on, the series of debt securities.

In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service or a change in U.S. federal income tax law occurring after the date of the indenture.
Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.
Modification of the Indenture
The indenture provides that we and the trustee may modify, amend or enter into supplemental indentures without the consent of the holders of debt securities to, among other things:
•evidence the assumption by a successor entity of our obligations;
•add to our covenants for the benefit of the holders of debt securities, or to surrender any rights or power conferred upon us;
•add any additional events of default;
•cure any ambiguity or correct any inconsistency or defect in the indenture;
•add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;
•secure any debt securities;
•establish the forms or terms of debt securities of any series;
•evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee;
•modify, eliminate or add to the provisions of the indenture as shall be necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939 or under any similar federal statute later enacted, and to add to the indenture such other provisions as may be expressly required by the Trust Indenture Act of 1939; and
•make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series of debt securities affected by such supplemental indenture then outstanding, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or any supplemental indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:
•change the final maturity of any debt security;
•reduce the principal amount or premium, if any;
•reduce the rate or extend the time of payment of interest;
•reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration;
•change the currency in which the principal, and any premium or interest, is payable;
•impair the right to institute suit for the enforcement of any payment on any debt security when due;
•if applicable, adversely affect the right of a holder to convert a debt security; or
•reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture or for waivers of compliance with or defaults under the indenture with respect to debt securities of that series.
The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the relevant trustee, may on behalf of the holders of the debt securities of that series waive any default and its consequences under the indenture except:
•a default in the payment of, any premium and any interest on, or principal of, any such debt security held by a nonconsenting holder; or
•a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.
Subordinated Debt Securities

The indenture will govern the extent to which payment on any subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness. Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of principal and interest on subordinated debt securities will be subordinated to the prior payment in full of all senior indebtedness in cash or other payment satisfactory to the holders of such senior indebtedness. If subordinated debt securities are accelerated because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of the subordinated debt securities are entitled to receive any payment or distribution. The indenture requires us or the trustee to promptly notify holders of designated senior indebtedness of any acceleration of payment of the subordinated debt securities.
In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.

Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture will undertake to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.
DESCRIPTION OF WARRANTS
In this section, we describe the general terms and provisions of the warrants that we may offer. The applicable prospectus supplement will describe the specific terms of the warrants offered through that prospectus supplement and any general terms outlined in this section that will not apply to those warrants. The description in the applicable prospectus supplement and other offering material of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants.
We may issue warrants to purchase our common stock or preferred stock. We may issue warrants independently or together with another security. The warrants may be attached to or separate from the other security being offered. We may issue the warrants as stand-alone warrants or under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement.
The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:
•the title of the warrants;
•the designation and terms of the common stock and/or preferred stock for which the warrants are exercisable;
•the designation and terms of the common stock and/or preferred stock, if any, with which the warrants are to be issued and the number of warrants issued with the common stock and/or preferred stock;
•the price or prices at which the warrants will be issued, if any;
•the aggregate number of warrants;
•the number of shares of common stock and/or preferred stock that may be purchased upon exercise of the warrants and the exercise price for the warrants;
•any provisions for adjustment of the number or amount of shares of common stock and/or preferred stock receivable upon exercise of the warrants or the exercise price of the warrants;

•any provisions with respect to a holder’s right upon a change in control or similar event;
•if applicable, the date on and after which the warrants and the common stock and/or preferred stock purchasable upon exercise of the warrants will be separately transferable;
•the dates on which the right to exercise the warrants will commence and expire;
•if applicable, the maximum or minimum number of warrants that may be exercised at any time;
•the terms of any rights to redeem or call the warrants;
•information with respect to book-entry procedures, if any;
•if applicable, a discussion of material U.S. federal income tax considerations; and
•any additional terms of the warrants, including the terms, procedures and limitations relating to the exchange, exercise and settlement of the warrants.
Warrant Agreements
We may issue the warrants in one or more series, either as stand-alone warrants or under one or more warrant agreements, each to be entered into between us and one or more banks, trust companies or other financial institutions, as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent.
The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.
Form, Exchange, and Transfer
We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement or other offering material.

Exercise of Warrants
A warrant will entitle the holder to acquire an amount of common stock and/or preferred stock at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement or other offering material. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement or other offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable prospectus supplement or other offering material.
Warrants may be exercised as set forth in the applicable prospectus supplement or other offering material. Upon receipt of payment (if applicable) and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement or other offering material, we will forward, as soon as practicable, the common stock and/or preferred stock purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.
No Rights as Stockholders
Prior to the exercise of their warrants, holders of warrants will not have any rights of holders of the common stock and/or any rights of holders of the preferred stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the common stock or preferred stock purchasable upon such exercise.
DESCRIPTION OF UNITS
We may issue, in one more series, units consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock, preferred stock and/or debt securities in any combination. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. The description in the applicable prospectus supplement and other offering material of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement and unit certificate, which will be filed with the SEC if we offer units.
We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.
General
Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:
•the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•any provisions of the governing unit agreement that differ from those described below; and
•any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.
The provisions described in this section, as well as those described under “Description of Our Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit to the extent comprised of any such security included in each unit, as well as the underlying, relevant securities, respectively.
Issuance in Series
We may issue units in such amounts and in such numerous distinct series as we determine.
Enforceability of Rights by Holders of Units
Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title
We, and any unit agent and any of their agents, may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION
We may sell the securities covered by this prospectus from time to time in one or more underwritten public offerings, privately negotiated transactions, ordinary broker transactions or a combination of these methods. Such sales may be made through underwriters, dealers or agents, or directly, or through any combination of those methods. The applicable prospectus supplement will describe the terms of the offering that it applies to, including the names of any underwriters, dealers or agents, the purchase price for our securities, and the proceeds we expect to receive. It will also include any delayed delivery arrangements, any underwriting discounts and other items constituting underwriters’ compensation, the initial public offering price, any discounts or concessions allowed or re-allowed or paid to dealers and a list of any securities exchanges on which the securities offered may be listed.
If we use underwriters in any sale, our securities will be purchased by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Our securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriters with respect to a particular underwritten offering will be named in the applicable prospectus supplement relating to that offering. If an underwriting syndicate is used, the managing underwriter or underwriters will be disclosed on the cover of the applicable prospectus supplement. Generally, the obligations of the underwriters or agents to purchase the securities that we offer will be subject to conditions precedent, and the underwriters will have to purchase all of the offered securities if any are purchased. The initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
If we use dealers to sell our securities, we will sell our securities to the dealers as principals. The dealers may then resell our securities to the public at varying prices that they determine at the time of resale. We will disclose the names of the dealers and the terms of the transaction in the applicable prospectus supplement.
We may sell our securities through agents that we designate from time to time at fixed prices that may be changed, or at varying prices determined at the time of sale. We will name any agent involved in the offer or sale of our securities and specify any commissions that we will pay them. Unless otherwise specified in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.
Underwriters or agents may be paid by us or by purchasers of our securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters, agents and dealers participating in the distribution of our securities may all be deemed to be underwriters, and any discounts or commissions that they receive, as well as profit they receive on the resale of our securities may be deemed to be underwriting discounts or commissions under the Securities Act.

A prospectus supplement may indicate that we will authorize agents, underwriters or dealers to solicit from specified types of institutions offers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts permitting payment and delivery on a specified future date. The prospectus supplement will describe conditions of any delayed delivery contracts, as well as the commission we will pay for solicitation of these contracts.
Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.
In order to facilitate the offering of our securities, any underwriters or agents involved in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our securities, or other securities that affect payments on our securities. Specifically, the underwriters or agents may overallot in connection with the offering, creating a short position for their own account. In addition, to cover overallotments or to stabilize the price of our securities, or other securities that affect payments on our securities, the underwriters or agents may bid for and purchase the securities in the open market. In any offering of our securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or dealer for distributing our securities if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilizing transactions or otherwise. Any of these activities may stabilize or maintain the market price of our securities above independent market levels. The underwriters or agents are not required to engage in these activities, and may end any of these activities at any time.
Agents, dealers and underwriters may be entitled to be indemnified by us against specified civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that they may be required to make.
Any underwriters, dealers or agents that we use, as well as their affiliates, may engage in transactions with us or perform services for us in the ordinary course of business. We will describe the nature of any such material relationships in the applicable prospectus supplement.
LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the common stock offered hereby will be passed upon for us by FisherBroyles, LLP. Additional legal matters may be passed on for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS
The consolidated financial statements as of December 31, 2019 and 2018 and for each of the two years in the period ended December 31, 2019 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 incorporated by reference in this Prospectus have been so incorporated in reliance upon the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

$100,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Units
, 20

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following are the estimated expenses of the issuance and distribution of the securities being registered, all of which are payable by us. All of the items below, except for the registration fee, are estimates.

Securities and Exchange Commission registration fee	$12,980
Transfer agent and registrar fees	*
Printing expenses	*
Accounting fees and expenses	$10,000
Legal fees and expenses	*
Miscellaneous	*
Total	$ *
* Estimated expenses are presently not known and cannot be estimated.
Item 15. Indemnification of Directors and Officers.
The Delaware General Corporation Law (the “DGCL”) provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:
•for any breach of their duty of loyalty to the company or its stockholders;
•for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or
•for any transaction from which the director derived an improper personal benefit.
The rights provided by the DGCL are not exclusive and are in addition to any rights provided in bylaws, by agreement, or otherwise. Our certificate of incorporation also provides that if the DGCL is amended to further eliminate or limit the liability of directors, then the liability of our directors shall be eliminated or limited, without further stockholder action, to the fullest extent permissible the DGCL as so amended.
Our certificate of incorporation requires us to indemnify, to the fullest extent permitted by the DGCL, any and all persons we have the power to indemnify under the DGCL from and against any and all expenses, liabilities or other matters covered by the DGCL. Additionally, our certificate of incorporation requires us to indemnify each of our directors and officers in each and every situation where the DGCL permits or empowers us (but does not obligate us) to provide
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such indemnification, subject to the provisions of our bylaws. Our bylaw requires us to indemnify our directors to the fullest extent permitted by the DGCL, and permits us, to the extent authorized by the board of directors, to indemnify our officers and any other person we have the power to indemnify against liability, reasonable expense or other matters.
We may indemnify our directors and officers for claims related to actions taken in their official capacity, as well as in other capacities. Indemnification will continue for persons who have ceased to be directors, officers, employees or agents, and will inure to the benefit of their heirs, executors and administrators. Additionally, under our certificate of incorporation, except under certain circumstances, our directors are not personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.
Our bylaws also permit us to secure insurance on behalf of any officer, director, employee, or agent for any liability arising out of actions in his or her capacity as an officer, director, employee, or agent. We have obtained an insurance policy that insures our directors and officers against losses, above a deductible amount, from specified types of claims.

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Item 16. Exhibits.
The following documents are exhibits to the registration statement:

Exhibit Number	Description
1.1	Form of Underwriting Agreement*
1.2	Form of Agency Agreement*
3.1
Amended and Restated Certificate of Incorporation of PFSweb, Inc. (Incorporated by reference from PFSweb, Inc. Registration Statement on Form S-1 (Commission File No. 333-87657), filed on September 23, 1999)

3.1.1
Certificate of Amendment to Amended and Restated Certificate of Incorporation of PFSweb, Inc. (Incorporated by reference from PFSweb, Inc. Form 10-K for the year ended December 31, 2005, filed on March 31, 2006)

3.1.2	Certificate of Amendment to Certificate of Incorporation of PFSweb, Inc. (Incorporated by reference from PFSweb, Inc. Report on Form 8-K filed on June 2, 2008)
3.1.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation of PFSweb, Inc. (Incorporated by reference from PFSweb, Inc. Form 10-Q filed on August 14, 2009)
3.1.4	Certificate of Amendment to Amended and Restated Certificate of Incorporation of PFSweb, Inc. (Incorporated by reference from PFSweb, Inc. Report on Form 8-K filed on July 18, 2013)
3.2	Amended and Restated Bylaws of PFSweb, Inc.**
4.1	Form of Common Stock certificate of PFSweb, Inc. (Incorporated by reference to Exhibit 4.1 to Form S-1/A filed by PFSweb, Inc. on November 23, 1999)
4.2
Rights Agreement, dated as of June 8, 2000, between PFSweb, Inc. and Computershare Inc., successor in interest to Computershare Shareowner Services LLC (formerly known as Mellon Investor Services LLC), as successor to ChaseMellon Shareholder Services, L.L.C., which includes the Certificate of Designation in respect of the Series A Preferred Stock as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights to Purchase Series A Preferred Stock as Exhibit C (Incorporated by reference to Exhibit 4 to Form 8-K filed on June 8, 2000)

4.2.1
Amendment No. 7 to Rights Agreement, dated as of June 27, 2018 between PFSweb, Inc. and Computershare Inc., as rights agent (Incorporated by reference to Exhibit 4.1 to Form 8-K filed by PFSweb, Inc. on June 28, 2018)

4.3	Form of Senior Debt Indenture**
4.4	Form of Subordinated Debt Indenture**
4.5	Form of Debt Security*
4.7	Form of Warrant*
4.8	Form of Warrant Agreement*
4.9	Form of Stock Purchase Unit*
5.1	Opinion of FisherBroyles, LLP
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23.1	Consent of BDO USA, LLP
23.2	Consent of FisherBroyles, LLP (included in Exhibit 5.1 to this registration statement)
24.1	Power of Attorney (included on signature page)
25.1	Statement of Eligibility of Trustee on Form T-1***
* To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, and incorporated herein by reference, if applicable.
** Previously filed.
*** If applicable, to be filed by amendment or incorporated by reference separately in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.
Item 17. Undertakings.
The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended or the Exchange Act, that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;
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(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date of the Securities Act prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
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(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allen, State of Texas, on September 28, 2020.
PFSWEB, INC.

By: /s/ Michael Willoughby
Michael Willoughby
Chief Executive Officer
Each person whose signature to this Amendment No. 1 to this registration statement appears below hereby appoints Michael Willoughby as his or her attorney-in-fact to sign on his or her behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this registration statement, and any and all instruments or documents filed as a part of or in connection with this registration statement or the amendments thereto, and the attorney-in-fact, or either of them, may make such changes and additions to this registration statement as the attorney-in-fact, or either of them, may deem necessary or appropriate.
Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

By: /s/ Michael Willoughby	Chief Executive Officer (Principal Executive Officer) and Director	September 28, 2020
By: /s/ Thomas J. Madden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 28, 2020
By: /s/ Stephanie DelaCruz	Vice President Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	September 28, 2020
By: /s/ Monica Luechtefeld	Chairman of the Board	September 28, 2020
By: /s/ David I. Beatson	Director	September 28, 2020
By: /s/ Benjamin Rosenzweig	Director	September 28, 2020
By: /s/ Shinichi Nagakura	Director	September 28, 2020
By: /s/ Peter J. Stein	Director	September 28, 2020
By: /s/ Robert Frankfurt	Director	September 28, 2020
By: /s/ G. Mercedes De Luca	Director	September 28, 2020